CYTEC INDUSTRIES INC.

Five Garret Mountain Plaza

Woodland Park, NJ 07424




April 21, 2011



Securities and Exchange Commission
450 5th Street N.W.
Washington, DC 20549


Attention: Filing Desk


	Re: Cytec Industries Inc. (CYT)


Dear Reader:

	As permitted by instruction 7 of Form 3, Form 4, and Form 5,
I hereby authorize each of Frank Macerato and Thomas Irwin,severally and not jointly, to sign and file on my behalf any Forms 4 and 5 I am required to file with respect to the securities of Cytec Industries Inc. on or prior to December 31, 2013.

	I acknowledge that Frank Macerato and Thomas Irwin are not assuming any of my responsibilities to comply with Section 16 of the Securities Exchange Act.




Sincerely,



s/Roy Smith



POA/Form  4 and 5/Smith